UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 10, 2005

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Northeast Indiana Bancorp, Inc.
(Exact name of registrant as specified in its charter)

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Delaware (State or other jurisdiction of incorporation or organization)	0-26012 (Commission File) Number	35-1948594 (IRS Employer Identification No.)

648 North Jefferson Street, Huntington, IN 46750
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (260) 356-3311

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         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

      ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Section 1 — Registrant’s Business and Operation

Item 1.01. Entry into a Material Definitive Agreement

On January 10, 2005, First Federal Savings Bank (the “Bank”), a wholly owned subsidiary of Northeast Indiana Bancorp, Inc. (the “Registrant”), entered into Amended Change in Control Severance Agreements with Michael S. Zahn, President of the Bank, and Randy J. Sizemore, Chief Financial Officer of the Bank (together, the “Agreements”), copies of which are attached hereto as Exhibits 10.1 and 10.2 and incorporated herein by reference.

The Agreements supercede all prior similar agreements between the Bank and Michael S. Zahn or Randy J. Sizemore. In the event of a change of control of the Bank or the Registrant, compensation for Michael S. Zahn and Randy J. Sizemore changes from 100% to 299% of base amount of compensation under section 280G of the Internal Revenue Code of 1986, and the terms of the Agreements run from January 1 to December 31, commencing this year on January 10, 2005.

Section	9 — Financial Statements and Exhibits.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits.

The following Exhibits are being furnished herewith:

10.1 Amended Change in Control Severance Agreement, by and between the Bank and Michael S. Zahn, dated January 10, 2005
10.2 Amended Change in Control Severance Agreement, by and between the Bank and Randy J. Sizemore, dated January 10, 2005

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHEAST INDIANA BANCORP, INC. By: /s/ Stephen E. Zahn Stephen E. Zahn President and Chief Executive Officer Dated: January 10, 2005

Exhibit Index

Exhibit
Number                 Description of Exhibit

10.1 Amended Change in Control Severance Agreement, by and between the Bank and Michael S. Zahn, dated January 10, 2005
10.2 Amended Change in Control Severance Agreement, by and between the Bank and Randy J.Sizemore, dated January 10, 2005